Exhibit 10.22
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Agreement”) is entered into as of November 21, 2023, by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”) and Chimerix, Inc., a Delaware corporation (“Borrower”).
Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 31, 2022 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
1.1Section 1.1 (Revolving Line). Subsection 1.1(a) of Section 1.1 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“(a)    Availability. Subject to the terms and conditions of this Agreement (including the terms and conditions of Section 1.7 hereof), Bank shall make Advances not exceeding the Revolving Line. Amounts borrowed under the Revolving Line may be prepaid or repaid as set forth on Schedule I hereto.”
1.2Section 1.7 (Overadvances). Section 1.7 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“1.7    Overadvances. If, at any time, (i) the sum of the aggregate outstanding principal amount of the Advances, exceeds the Revolving Line or (ii) Borrower fails to maintain unrestricted cash at Bank in an amount that is at all times equal to or greater than the greater of (a) one and one-half times (1.5x) the outstanding principal balance under the Revolving Line or (b) the outstanding principal balance under the Revolving Line plus trailing six (6) month Cash Burn for the most recently ended month, each as determined by Bank in its reasonable business discretion, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus three percent [*].”
1.3Section 1.9 (Fees). Subsection 1.9(d) of Section 1.9 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:

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“(d)    Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last calendar day of the calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to thirty-five hundredths of one percent (0.35%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a year with the applicable number of days as set forth in Section 1.8(e), which shall be fully earned and non-refundable as of such date. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding. Notwithstanding the foregoing, Borrower shall not be required to pay the Unused Revolving Line Facility for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023.”
1.4Section 2.1 (Conditions Precedent to Initial Credit Extension). Subsection 2.1(h) of Section 2.1 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“(h)    Reserved; and”
1.5Section 2.2 (Conditions Precedent to all Credit Extensions). Section 2.2 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“2.2    Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)    receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.13;
(b)    the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date;
(c)    a Material Adverse Change shall not have occurred and be continuing; and
(d)    within ten (10) Business Days prior to the date of any Credit Extension, to the extent not delivered in accordance with Sections 5.3(c) and 5.3(d) hereof, receipt of Borrower’s company prepared consolidated and, if applicable, consolidating balance sheet and income statement covering Borrower’s consolidated, and if applicable, Borrower’s and each of its Subsidiary’s, operations for the month ending at least thirty (30) days prior to such date, in a form reasonably acceptable to Bank, together with a duly completed Compliance Statement.”
1.6Section 4.3 (Accounts Receivable; Inventory). Section 4.3 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“4.3    Reserved.”

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1.7Section 5.3 (Financial Statements, Reports). Subsections 5.3(a) and 5.3(b) of Section 5.3 of the Loan Agreement hereby are amended and restated in their entirety, to read as follows:
“(a)    Reserved;
(b)    Reserved;”
1.8Section 5.4 (Accounts Receivable). Section 5.4 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“5.4    Reserved.”
1.9Section 5.7 (Access to Collateral; Books and Records). Section 5.7 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“5.7    Reserved.”
1.10Section 5.9 (Accounts). Subsection 5.9(a) of Section 5.9 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“(a)    Maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts and depository accounts at or through Bank representing at least thirty percent (30%) of the Dollar Equivalent value of all deposit account balances of Borrower, its Subsidiaries and any Guarantors, on a consolidated basis, at all financial institutions.”
1.11Section 5.10 (Financial Covenants). Section 5.10 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“5.10    Reserved.”
1.12Section 12.1 (Accounting and Other Terms). Subsection (a) of Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety, to read as follows:
“(a)    Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. ”
1.13Section 12.2 (Definitions). The following terms and their respective definitions set forth in Section 12.2 of the Loan Agreement hereby are amended and restated in their entirety and replaced with the following:
“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
1.14Section 12.2 (Definitions). The following terms and their respective definitions set forth in Section 12.2 of the Loan Agreement hereby are deleted in their entirety:

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“ABPO”; “Availability Amount”; “BARDA Procurement Contract”; “Borrowing Base”; “Borrowing Base Statement”; “Cash Collateral Account”; “CLIN”, “Eligible Accounts”; “Eligible Purchase Orders”; “Liquidity”; “Reserves”; “Streamline Balance”; “Streamline Period”.
1.15Exhibit A (Compliance Statement). Exhibit A of the Loan Agreement hereby is replaced in its entirety by Exhibit A attached hereto.
1.16Schedule I (LSA Provisions). Schedule I of the Loan Agreement hereby is replaced in its entirety with Schedule I attached hereto.
3.Limitation of Agreement.
1.1This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
1.2This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. Borrower represents and warrants to Bank as follows:
1.1No Event of Default has occurred and is continuing;
1.2Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
1.3The organizational documents of Borrower delivered to Bank in connection with this Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
1.4The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
1.5The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
1.6The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
1.7This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Prior Agreement. Except as set forth in Section 6 below, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

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6.Updated Perfection Certificate. In connection with this Agreement, Borrower has delivered an updated Perfection Certificate (the “Updated Perfection Certificate”). Borrower and Bank acknowledge and agree that, from and after the date of this Agreement, each reference in the Loan Documents to the “Perfection Certificate” shall be deemed to be a reference to the Updated Perfection Certificate. Borrower acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Updated Perfection Certificate have not changed as of the date hereof.
7.Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
8.Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Agreement by each party hereto, (ii) the Updated Perfection Certificate, and (iii) a duly executed Control Agreement with JPMorgan Chase Bank, N.A., and (b) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.
10.Miscellaneous.
1.1This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
1.2Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
11.Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK: First-Citizens Bank & Trust Company By: /s/ Scott McCarty Name: Scott McCarty Title: Director	BORROWER: Chimerix, Inc. By: /s/ Mike Andriole Name: Mike Andriole Title: President & CEO

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EXHIBIT A
COMPLIANCE STATEMENT
Date: ______________________

TO: SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company
FROM: CHIMERIX, INC.
Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 90 days	Yes No
Quarterly SEC filings	Within 45 days of quarter end (except Q4/FYE – due within 90 days)	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 30 days and as amended/updated	Yes No
UBS Account Statements	Upon demand by Bank	Yes No

Accounts:
1.Borrower’s total balance, including cash, in accounts in the name of Borrower, its Subsidiaries and any Guarantors maintained with Bank or Bank’s Affiliates: $________________
2.Total aggregate balance, including cash, of Borrower at all institutions wherever located: $_______________
3.Is Borrower’s , its Subsidiaries and any Guarantor’s aggregate balance, including cash, in accounts in the name of Borrower, its Subsidiaries or any Guarantors maintained with Bank or Bank’s Affiliates greater than or equal to 30% of the total aggregate balance, including cash, of Borrower, its Subsidiaries and any Guarantors at all institutions wherever located?
Yes, in compliance ______________        No, not in compliance ____________
4.Institutions (other than Bank) where Borrower maintains accounts and balances in such accounts:

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Institution Name	Account Number	Balance	Control Agreement in favor of Bank obtained?

Yes, in compliance ______________        No, not in compliance ____________

    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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SCHEDULE I
LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
1.8(a)(i) – Interest Payments – Advances	Interest on the principal amount of each Advance is payable in arrears monthly (i) on each Payment Date, (ii) on the date of any prepayment and (iii) on the Revolving Line Maturity Date.
1.8(a)(i)– Interest Rate – Advances	The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (A) four and three quarters percent (4.75%) and (B) the Prime Rate plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.8(a).
1.8(f)– Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed.
1.9(a) – Revolving Line Commitment Fee	A fully earned, non-refundable commitment fee of Five Hundred Thousand Dollars ($500,000), payable in installments of [*] beginning on the Effective Date and at each one-year anniversary; provided however upon the acceleration of the Advances after the occurrence of an Event of Default or termination of this Agreement prior to the Revolving Line Maturity Date, any balance owing with respect to such fee shall immediately become due and payable.
12.2– “Borrower”	“Borrower” means CHIMERIX, INC., a Delaware corporation.
12.2– “Effective Date”	“Effective Date” is January 31, 2022.
12.2– “Payment Date”	“Payment Date” is with respect to Advances, the last calendar day of each month.
12.2– “Prime Rate”
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

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12.2– “Prime Rate Margin”	“Prime Rate Margin” is one and one-half percent (1.50%).
12.2– “Revolving Line”	“Revolving Line” is an aggregate principal amount equal to Fifty Million Dollars ($50,000,000).
12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is September 30, 2026.

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